Registration No. 33-____________
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________


                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                              MANATRON, INC.
          (Exact name of registrant as specified in its charter)
                            __________________
               MICHIGAN                                     38-1983228
    (State or other jurisdiction of                      (I.R.S. employer
    incorporation or organization)                   identification number)

                           2970 South 9th Street
                         Kalamazoo, Michigan 49009
            (Address of principal executive offices, zip code)

                              MANATRON, INC.
                       EMPLOYEE STOCK OWNERSHIP AND
                           SALARY DEFERRAL PLAN
                         (Full title of the plan)

         PAUL R. SYLVESTER           Copies to:     STEPHEN C. WATERBURY
PRESIDENT, CHIEF EXECUTIVE OFFICER                WARNER NORCROSS & JUDD LLP
    AND CHIEF FINANCIAL OFFICER                     900 OLD KENT BUILDING
          MANATRON, INC.                            111 LYON STREET, N.W.
       2970 SOUTH 9TH STREET                   GRAND RAPIDS, MICHIGAN 49503-2489
     KALAMAZOO, MICHIGAN 49009

                  (Name and address of agent for service)

                              (616) 375-5300
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
         TITLE OF                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
     SECURITIES TO BE      AMOUNT TO BE      OFFERING PRICE          AGGREGATE             AMOUNT OF
        REGISTERED          REGISTERED        PER SHARE<F3>      OFFERING PRICE<F3>    REGISTRATION FEE
       Common Stock,        200,000<F1>         $2.375<F2>          $475,000<F2>            $163.78
     without par value



<F1>   Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend, or certain other capital adjustments.

<F2>   Estimated solely for the purpose of calculating the registration fee.

<F3>   On June 27, 1996,  the mean between the high and low prices of the
       Company's Common Stock on The NASDAQ Stock Market was $2.375.

          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

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                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a)    The Registrant's latest annual report filed pursuant to
                 Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock, no par value, which is contained in the Registrant's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant (also referred to as the "Corporation") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Stephen C. Waterbury, a director and shareholder of the Registrant, holds and is eligible to receive options under various stock option plans and is a partner of Warner Norcross & Judd LLP, general counsel of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Sections 561-567 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

        The Registrant is obligated under its Restated Articles of Incorporation and Bylaws to indemnify a present or former director or executive officer of the Registrant and may indemnify any other person to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding arising out of their past or future service to the Registrant or a subsidiary, or to another organization at the request of the Registrant or a subsidiary.

        The Registrant has entered into indemnity agreements with each director and executive officer of the Registrant ("Executive"). The agreements indemnify each Executive against all expenses incurred in connection with any action or investigation involving the Executive by reason of his or her position with the Registrant (or with another entity at the Registrant's request). The Executives will also be indemnified for costs, including judgments, fines, and penalties, indemnifiable under applicable law or under the terms of any current or future liability insurance policy maintained by the Registrant that covers the Executives. An Executive involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in every instance on the Executive meeting the standards of conduct set forth in the indemnity agreements. In the event of a potential change in control, the Registrant may fund a trust to satisfy its anticipated indemnification obligations.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits have been filed as part of this registration statement:

        EXHIBIT
        NUMBER                        DESCRIPTION

          4.1 Restated Articles of Incorporation. Previously filed as an exhibit to the Corporation's Form 10-K Annual Report for the fiscal year ended April 30, 1987, and incorporated herein by reference.

                                      -2-
          4.2 Bylaws. Previously filed as an exhibit to the Corporation's Form 10-K Annual Report for the fiscal year ended April 30, 1987, and incorporated herein by reference.

          4.3 Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan. Previously filed as an exhibit to the Corporation's Form 10-K Annual Report for the fiscal year ended April 30, 1995, and incorporated herein by reference.

          5.1      Opinion Regarding Legality of Securities Offered.

          5.2      Undertaking to Submit Plan to the Internal Revenue
                   Service.

         23.1      Consent of Warner Norcross & Judd LLP.  See
                   Exhibit 5.1.

         23.2      Consent of Arthur Andersen LLP.

         24        Powers of Attorney.

ITEM 9. UNDERTAKINGS.

          (a)    The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                     (i) To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                    (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect
                 to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in


                                      -3-
          periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.









                                      -4-

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on the 1st day of July, 1996.


                                  MANATRON, INC.


                                  By /S/ PAUL R. SYLVESTER
                                     Paul R. Sylvester
                                     President, Chief Executive Officer,
                                       and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

    DATE                          NAME AND TITLE



July 1, 1996                      *_______________________________________
                                   Gene Bledsoe
                                   Director

July 1, 1996                      /S/ PAUL R. SYLVESTER
                                  Paul R. Sylvester
                                  President, Chief Executive Officer, and
                                    Chief Financial Officer (Principal
                                    executive, financial, and accounting
                                    officer)

July 1, 1996                      ________________________________________
                                  Allen F. Peat
                                  Director

July 1, 1996                      *_______________________________________
                                   Richard J. Holloman
                                   Director

July 1, 1996                      ________________________________________
                                  Douglas A. Peat
                                  Director

                                      -5-
    DATE                          NAME AND TITLE


July 1, 1996                      *_______________________________________
                                   Randall L. Peat
                                   Chairman of the Board and Director

July 1, 1996                      *_______________________________________
                                   Jane M. Rix
                                   Director

July 1, 1996                      *_______________________________________
                                   Harry C. Vorys
                                   Director

July 1, 1996                      *_______________________________________
                                   Stephen C. Waterbury
                                   Director

July 1, 1996                      *_______________________________________
                                   Melvin J. Trumble
                                   Director


                                  *By /S/ PAUL R. SYLVESTER
                                      Paul R. Sylvester
                                      Attorney-in-Fact
























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                               EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION

  4.1 Restated Articles of Incorporation. Previously filed as an exhibit to the Corporation's Form 10-K Annual Report for the fiscal year ended April 30, 1987, and incorporated herein by reference.

  4.2 Bylaws. Previously filed as an exhibit to the Corporation's Form 10-K Annual Report for the fiscal year ended April 30, 1987, and incorporated herein by reference.

  4.3 Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan. Previously filed as an exhibit to the Corporation's Form 10-K Annual Report for the fiscal year ended April 30, 1995, and incorporated herein by reference.

  5.1        Opinion Regarding Legality of Securities Offered.

  5.2        Undertaking to Submit Plan to the Internal Revenue Service.

  23.1       Consent of Warner Norcross & Judd LLP.  See Exhibit 5.1.

  23.2       Consent of Arthur Andersen LLP.

  24         Powers of Attorney.